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                                                                    EXHIBIT 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Pre-Effective Amendment No. 2, Form S-3
No. 333-16111) and related Prospectus of Sylvan Learning Systems, Inc. for the registration of shares of its common stock having a maximum aggregate offering price of $21,218,000 and to the incorporation by reference therein of our report dated February 16, 1996, with respect to the consolidated financial statements and schedule of Sylvan Learning Systems, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP

Baltimore, MD
December 2, 1996